NEWS RELEASE

NAKED BRAND GROUP INC. PREPARING TO LAUNCH WOMEN’S COLLECTION OF LINGERIE WHICH PAIRS SEXY DESIGNS WITH COMFORTABLE FABRICS AND IMPECABLE FIT

Naked to tap into the Billion Dollar Woman’s Lingerie Industry Through its Existing Distribution Channels and an Aggressive Sales Push into Boutiques across North America

Vancouver, BC, February 27, 2013 – Naked Brand Group Inc. (the “Company” or “Naked”) (OTCQB:NAKD) is pleased to announce that the Company will be launching a women’s collection of lingerie targeted to hit major U.S. and Canadian retailers in January 2014.

In preparation of this new development, Naked Boxer Brief Clothing Inc. (operating subsidiary of Naked Brand Group Inc.) officially changed its name to Naked Inc. on February 20th, 2013 to recognize the pending transition to a unisex brand and the upcoming launch of its women’s line.

Joel Primus, President of Naked® comments, “From the moment we launched, women have been requesting us to develop a line for them that uses the same incredible fabrics coupled with the sexiness and comfort that embodies the men’s line. We are proud to announce that we are launching our women’s collection featuring all of those same qualities.”

Naked® sees huge potential in its pre-established channels of distribution which includes top department stores like Nordstrom and Holt Renfrew, to tap into the women’s lingerie industry which is projected to generate approximately $32 billion in sales annually by 2016. Victoria’s Secret alone is reporting annualized sales of $6.12 billion. Sales representatives specializing in lingerie have already been engaged by Naked®, with plans to add more in the coming months to help facilitate sales to boutiques. Naked® expects to begin showing its women’s line to key customers in the second quarter.

What will differentiate Naked-women from other lingerie lines is not only the quality and comfort that is inherent to the brand but the production of a collection that caters to the more sophisticated women who values comfort while still wanting to look sexy.

About Naked Brand Group, Inc.
Naked is one of the world’s most luxurious and environmentally conscious underwear brands.   Each smooth and light-weight garment seamlessly forms to your body making you feel like you’re wearing nothing at all. Naked underwear and undershirts are sold in high-end boutiques and department stores throughout North America including Nordstrom, Holt Renfrew, Boys’co, Kitson, Akira and Freshpair.com.  A donation from every purchase helps to support Project World Citizen, a charity driven to empower and educate the children of Ghana. Naked® has garnered tremendous media exposure having been featured on The View, ABC, FOX LA, (ET) Canada and on The Dragons' Den.

For more information, please contact:
Joel Primus, President & CEO
Toll Free: 1-877-592-4767
Email: joel@thenakedshop.com
www.thenakedshop.com

Forward-Looking Statements
This press release contains "forward-looking statements" that involve risks, uncertainties and assumptions, such as statements regarding the timing and nature of our anticipated marketing campaign for our women’s lingerie line and our expectations for the product line’s brand perception and acceptance by our target customers and distribution networks. In many cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "outlook," "believes," "intends," "estimates," "predicts," "potential" or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation: an economic downturn or economic uncertainty in the Company's key markets; the Company's inability to timely develop and deliver its new product line to the market and to meet customer expectations due to unforeseen problems or delays with the design, development, manufacturing and distribution system; the Company's inability to effectively manage the growth and the increased complexity of its business as a result of the launch of a new product line; the company's highly competitive market including increasing price competition and other business and competitive factors; the Company's failure to maintain the value and reputation of its brand; and other risk factors detailed in the Company's public filings. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements. The forward-looking statements made herein speak only as of the date of this press release and, except as required by applicable laws, the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.